Commission File No.  333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8

                             Registration Statement
                        Under The Securities Act of 1933

                           NEW YORK HEALTH CARE, INC.
               (Exact Name of Issuer as specified in its charter)

          New York                                            11-2636089
------------------------------                             ---------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                              1850 McDonald Avenue
                               Brooklyn, NY 11223
                    (Address of principal executive offices)
                             _______________________
                         SHARES OF COMMON STOCK ISSUABLE
        PURSUANT TO THE NEW YORK HEALTH CARE PERFORMANCE INCENTIVE PLAN,
                 AND INDEPENDENT DIRECTOR AND CONSULTANT WARRANTS
                            (Full title of the plan)
                             -----------------------
                             Jerry Braun, President
                           New York Health Care, Inc.
                              1850 McDonald Avenue
                               Brooklyn, NY 11223
                                 (718) 375-6700
                             -----------------------
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                             -----------------------
                                    Copy to:
                             William J. Davis, Esq.
                             Scheichet & Davis, P.C.
                          800 Third Avenue - 29th Floor
                               New York, NY  10022
                                 (212) 688-3200
                                 --------------

   This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                      Proposed      Proposed
                                      maximum       maximum
Title of             Amount           offering      aggregate      Amount of
securities to be     to be            price per     offering       registration
registered           registered (1)   Share (2)     price (2)      fee (2)
--------------------------------------------------------------------------------
Common Stock, $0.01  3,230,000  (3)   $3.42        $ 11,046,600       $893.67
par value per share    402,500  (4)   $3.42        $  1,376,550       $111.36

     Totals              3,632,500                 $ 12,423,150     $1,005.03

--------------------------------------------------------------------------------

     (1) Subject to adjustment to prevent dilution resulting from share subdivisions, bonus issues or similar transactions.

     (2) Estimated pursuant to Rule 457 of the Securities Act of 1933, solely for purpose of calculating the registration fee on the basis of the product resulting from multiplying the sum of the number of shares of common stock registered as part of this Registration Statement by $3.42 per share, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq SmallCap Market on September 3, 2003.

     (3) Represents the additional number of shares of common stock which have been added to the New York Healthcare, Inc. Performance Incentive Plan.

     (4) Represents the number of shares of common stock issuable to certain independent directors and consultants of the company upon the exercise of Common Stock Purchase Warrants which have been awarded to them.

================================================================================

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements filed on Form S-8 relating to the New York Healthcare, Inc. Performance Incentive Plan and director options and warrants are effective. Accordingly, pursuant to General Instruction E of Form S-8, the Registration Statements of New York Healthcare, Inc. on Form S-8 (File No. 333-08155) filed with the Securities and Exchange Commission on November 21, 2000 and October 26, 2001, respectively, are incorporated herein by reference.


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
                                EXPLANATORY NOTE

All of the shares of New York Healthcare, Inc. common stock registered hereby for issuance in connection with the Performance Incentive Plan have been previously approved for issuance pursuant to set plans by the shareholders of New York Healthcare at various times in the past, including most recently at its Annual Meeting of Shareholders held on December 10, 2002. This Form S-8 does not reflect any increase in the number of share issuable pursuant to the plan referred to in this paragraph above the numbers previously approved by shareholders.





                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     As permitted by Rule 428 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration
Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "SEC") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The Company will promptly furnish, without charge, a copy of any documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Company's then annual report to stockholders, upon the written or oral request of the person receiving this document, which documents are incorporated by reference into this document. Such requests should be addressed to Jacob Rosenberg, Secretary, New York Health Care, Inc., 1850 McDonald Avenue, Brooklyn, NY 11223.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


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
ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The SEC allows us to "incorporate by reference" information that we file with them pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this Registration Statement. The documents we are incorporating by reference are:

     (a)  Our  Annual  Report on Form 10-K for the year ended December 31, 2002;

     (b)  Our  Quarterly  Report  on  Form  10-Q for the quarter ended March 31,
          2003;

     (c)  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

     (d) Our Current Report on Form 8-K/A dated January 2, 2003 (filed on March 17, 2003);

     (e)  Our  Current  Report  on Form 8-K dated May 15, 2003 (filed on May 23,
          2003);

     (f) Our Current Report on Form 8-K dated August 18, 2003 (filed on August 21, 2003);

     (g) Our Current Report on Form 8-K dated August 20, 2003 (filed on August 27, 2003); and

     (h) All other reports filed by the Company pursuant to the Securities Exchange Act of 1934 since December 31, 2002.

     In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this Registration Statement.

     Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

     You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: Jacob Rosenberg, Secretary, New York Health Care, Inc., 1850 McDonald Avenue, Brooklyn, NY 11223. Our telephone number is (718) 375-6700.

     You should rely only on information contained in, or incorporated by reference into, this


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
Registration Statement. We have not authorized anyone to provide you with information different from that contained in this Registration Statement or incorporated by reference in this Registration Statement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


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
ITEM 4.   DESCRIPTION OF SECURITIES.

     Not  Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Scheichet & Davis, P.C., New York, New York, will pass upon the validity of the issuance of the common stock included in this Registration Statement. William J. Davis, a member of Scheichet & Davis, P.C., is the beneficial owner of 1,333 shares of the Company's common stock.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Article Third of the Certificate of Incorporation of New York Health Care, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers, among other things, that (a) the Registrant may, to the fullest extent permitted by Sections 721 through 726 of the New York Business Corporation Law, as amended, indemnify all persons whom it may indemnify pursuant thereto, (b) a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for certain transactions or events as set forth in such Article Third, (c) each person who was or is made a party, or is threatened to be made a party, to or is involved in any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the New York Business Corporation Law, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and (d) the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in such Article Third shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders and disinterested directors or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not  Applicable

ITEM 8. EXHIBITS.

     Number         Description of Exhibits
     -------        -----------------------

      3.1     Certificate of Incorporation of the Company (1)
      3.2     Restated Certificate of Incorporation of the Company (1)
      3.3     Certificate of Correction of Restated Certificate of Incorporation of New
              York Health Care, Inc (1)
      3.4     Amendment to the Certificate of Incorporation filed October 17, 1996 (1)
      3.5     By-laws of the Company (1)
      3.6     Amendment to the Certificate of Incorporation of the Company filed
              December 4, 1996 (1)
      3.7     Certificate of Designations, Rights and Preferences of New York Health Care, Inc.


                                        6

              Class A Convertible Preferred Stock (2)
      3.8*    Amendment to the Certificate of Incorporation of New York Health Care,
              Inc. filed January 7, 2003.
      4.1     Form of certificate evidencing shares of Common Stock (1)
      4.2     Underwriter's Warrant Agreement and Form of Underwriter's Warrant (1)
      4.10*   Form of the Warrant Agreement and Warrant for 2003 (Berger, Pendola
              and Katz).
      4.11*   Form of the Warrant Agreement and Warrant for 2003 (Hoerr and
              Bostwick).
      4.12*   Warrants dated November 7, 2002 (Adler and Hadani).
      4.13*   Warrants dated November 4, 2002 (Kelner-Padalka and Weiss).
      4.14*   Warrant dated November 4, 2002 (Jacob).
      4.15*   Warrant dated October 21, 2001 (JeeJeebhoy).
      4.16*   Warrant dated August 31, 2001 (Braun).
      5.1*    Opinion of Scheichet & Davis, P.C.
     10.57*   Performance Incentive Plan and form of Stock Option Agreement as
              Amended December 10, 2002.
     23.1*    Consent of Scheichet & Davis, P.C. (contained in Exhibit 5.1)
     23.2*    Consent of Weiser  LLP, Independent Public Accountants
     23.3*    Consent of Holtz Rubenstein & Co., LLP, Independent Public Accountants
     24.1*    Power of Attorney (included on signature page)
_________
     Filed herewith

(1)  Incorporated by reference to Exhibits filed as part of the Company's Registration Statement on Form SB-2 under S.E.C. File No. 333-08152, which was declared effective on
     December 20, 1996.
(2)  Incorporated by reference to Exhibits filed as part of the Company's Form 10-QSB report for the quarter ended June 30, 1998.



ITEM  9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 4th day of September, 2003.

                                  NEW YORK HEALTH CARE, INC.

                                  By:  /s/ Jerry Braun
                                       -----------------------------------------
                                       Jerry Braun
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of New York Health Care, Inc., hereby severally constitute and appoint Jerry Braun and Jacob Rosenberg, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                              TITLE                          DATE

___________________  President, Chief Executive Officer and     September 4, 2003
Jerry Braun          Director (Principal Executive Officer)

___________________  Vice President, Chief Operating Officer,   September 4, 2003
Jacob Rosenberg      Chief Financial and Accounting Officer
                     and Director

___________________  Director                                   September 4, 2003
Paul Stark


                                        9

___________________  Director                                   September 4, 2003
H. Gene Berger

___________________  Director                                   September 4, 2003
Charles J. Pendola

___________________  Director                                   September 4, 2003
David C. Katz


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